Exhibit 99.1

Prospect Capital Announces March 2026 Results

NEW YORK, May 7, 2026 (GLOBE NEWSWIRE) – Prospect Capital Corporation (NASDAQ: PSEC) (“Prospect”, “our”, or “we”) today announced financial results for our fiscal quarter ended March 31, 2026.

FINANCIAL RESULTS

All amounts in $000’s except per share amounts (on weighted average basis for period numbers)	Quarter Ended	Quarter Ended	Quarter Ended
	March 31, 2026	December 31, 2025	March 31, 2025

Net Investment Income (“NII”)	$78,457	$90,888	$83,489
NII per Common Share	$0.16	$0.19	$0.19
Interest as % of Total Investment Income	93.4%	84.7%	93.3%

Net Income (Loss) Applicable to Common Shareholders	$26,408	$(6,576)	$(171,331)
Net Income (Loss) per Common Share	$0.05	$(0.01)	$(0.39)

Distributions to Common Shareholders	$65,421	$63,894	$59,966
Distributions per Common Share	$0.135	$0.135	$0.135
Cumulative Paid and Declared Distributions to Common Shareholders(1)	$4,770,919	$4,699,764	$4,527,079
Cumulative Paid and Declared Distributions per Common Share(1)	$22.07	$21.93	$21.57

Total Assets	$6,383,972	$6,534,578	$6,996,312
Total Liabilities	$1,816,573	$1,952,326	$2,118,522
Perpetual Preferred Stock	$1,613,772	$1,623,497	$1,632,426
Net Asset Value (“NAV”) to Common Shareholders	$2,953,627	$2,958,755	$3,245,364
NAV per Common Share	$6.05	$6.21	$7.25

Balance Sheet Cash + Undrawn Revolving Credit Facility Commitments	$1,752,375	$1,647,216	$1,716,035

Net of Cash Debt to Total Assets	27.0%	28.2%	28.7%
Net of Cash Debt to Total Equity Ratio(2)	37.6%	39.9%	40.8%
Net of Cash Asset Coverage of Debt Ratio(2)	366%	350%	345%
Interest Coverage(3)	356%	426%	343%

Unsecured Debt + Perpetual Preferred Equity as % of Total Debt + Perpetual Preferred Equity	88.0%	85.3%	87.5%
Unsecured and Non-Recourse Debt as % of Total Debt	100.0%	100.0%	100.0%

(1)Declared dividends are through the August 2026 distribution. May 2026 through August 2026 distributions are estimated based on shares outstanding as of 5/6/2026.
(2)Including our perpetual preferred stock as equity.
(3)Calculated as (Net Investment Income + Interest Expense + Incentive Fees) / Interest Expense.

CASH COMMON SHAREHOLDER DISTRIBUTION DECLARATION

Prospect is declaring distributions to common shareholders as follows:

Monthly Cash Common Shareholder Distribution	Record Date	Payment Date	Amount ($ per share)
May 2026	5/27/2026	6/18/2026	$0.0350
June 2026	6/26/2026	7/22/2026	$0.0350
July 2026	7/29/2026	8/20/2026	$0.0350
August 2026	8/27/2026	9/17/2026	$0.0350

Taking into account past distributions and our current share count for declared distributions, since inception through our August 2026 declared distribution, Prospect will have distributed $22.07 per share to original common shareholders, aggregating approximately $4.8 billion in cumulative distributions to all common shareholders.

Since Prospect’s initial public offering in July 2004 through March 31, 2026, Prospect has invested over $22 billion in more than 450 investments, exiting over 350 of these investments.

Since Prospect's initial public offering in July 2004 through March 31, 2026, Prospect's exited investments resulted in an investment level exited gross internal rate of return ("IRR") of approximately 12% (based on total capital invested of approximately $13.4 billion and total proceeds from such exited investments of approximately $17.1 billion).

In Prospect’s primary business of middle market lending since 2004, Prospect’s exited investments resulted in an investment level exited gross IRR of approximately 14.4% (based on total capital invested of approximately $11.4 billion and total proceeds from such exited investments of approximately $14.7 billion), with an annualized realized loss rate of 0.2%.

In Prospect’s core targeted business of middle market lending to companies with less than $50 million of EBITDA since 2004, Prospect’s exited investments resulted in an investment level exited gross IRR of approximately 16.9% (based on total capital invested of approximately $6.5 billion and total proceeds from such exiting investments of approximately $8.6 billion), with an annualized net realized loss rate of 0.1%.

Prospect’s EBITDA to interest coverage for our primary business of middle market lending is approximately 205%, which grows to approximately 230% for Prospect’s core targeted middle market lending to companies with less than $50 million of EBITDA.

Middle-Market Lending Track Record	Overall	< $50 Million EBITDA	> $50 Million EBITDA
Investments	362	201	161
Total Capital Invested	$17.3 billion	$9.8 billion	$7.5 billion
Total Proceeds	$19.1 billion	$10.9 billion	$8.2 billion
Amount Remaining(1)	$5.2 billion	$2.9 billion	$2.3 billion
Total	$24.3 billion	$13.8 billion	$10.5 billion

Exited Track Record Since Inception
Investments	292	161	131
Total Capital Invested	$11.4 billion	$6.5 billion	$4.9 billion
Total Proceeds	$14.7 billion	$8.6 billion	$6.1 billion
Exited Gross IRR(2)	14.4%	16.9%	10.4%
Annualized Net Realized Loss Rate(3)	0.2%	0.1%	0.4%
Middle Market Lending Portfolio Cash Interest Coverage (4)	205%	230%	165%

(1)Amount remaining represents the fair value of investments and any additional interest receivable, net.

(2)See "Internal Rate of Return" definition.
(3)See "Annualized Net Realized Loss Rate" definition.
(4)See "Middle Market Lending Portfolio Company EBITDA and Cash Interest Coverage".

Drivers focused on optimizing our business include:

(1) rotation of assets into and increased focus on our core business of first lien senior secured middle market loans (with our first lien mix increasing 790 basis points to 72.0% (based on cost) from June 2024), with selected equity linked investments, focusing on new investments in companies with less than $50 million of EBITDA, including companies with smaller funded private equity sponsors, independent sponsors, and no third party financial sponsors;

(2) reduction in our second lien senior secured middle market loans (with our second lien mix decreasing 404 basis points to 12.4% (based on cost) from June 2024);

(3) exit of our subordinated structured notes portfolio (with our subordinated structured notes mix decreasing 837 basis points to 0.0% (based on cost) from June 2024);

(4) exit of targeted equity linked assets, including real estate properties (with five additional properties sold in the current fiscal year through March 2026) and certain corporate investments (such as the exit of Echelon Transportation, LLC in February 2026), with other potential exits targeted and in process;

(5) enhancement of portfolio company operating performance and profitability, including through adoption of AI and automation initiatives focused on enhancing revenues and producing cost efficiencies; and

(6) utilization of our cost effective floating rate revolver (which significantly matches our majority floating rate assets).

In our middle market lending strategy, which represented 85% of our investments at cost as of March 31, 2026, we continued our focus on first lien senior secured loans during the quarter. Middle market investments comprised 94% of our $115.3 million of originations during the March 2026 quarter. Investments during the quarter included follow-on investments in existing portfolio companies to support acquisitions, working capital needs, organic growth initiatives, and other objectives.

As of March 31, 2026, our portfolio included 2.5% (based on fair market value) of investments in software companies, significantly lower than the 23% average across business development companies with publicly traded unsecured bonds included in a February 2, 2026 Barclays fixed income research report.

Our real estate property portfolio at National Property REIT Corp. (“NPRC”) totaled 14.3% of our investments at cost as of March 31, 2026 and continued its focus on already developed and occupied cash flow multifamily investments. Since the inception of this strategy in 2012 and through March 31, 2026, we have exited 57 property investments that have earned an unlevered investment-level gross cash IRR of 24% and cash on cash multiple of 2.4 times. We exited five property investments in the current fiscal year through March 31, 2026 that earned an unlevered investment-level gross cash IRR of 18% and cash on cash multiple of 2.3 times. NPRC has multiple additional properties considering various stages of sale processes. The remaining real estate property portfolio as of March 31, 2026 included 53 properties and paid us an income yield of 5.2% for the quarter ended March 31, 2026. These properties provide from time to time opportunities to exit certain such investments and recycle into more and higher yielding first lien senior secured loans with selected equity linked investments. Our aggregate investment in NPRC included a $229 million unrealized gain as of March 31, 2026.

Our senior management team and employees own 27.5% of all common shares outstanding or approximately $0.8 billion of our common equity as measured at NAV.

PORTFOLIO UPDATE AND INVESTMENT ACTIVITY

All amounts in $000’s except per unit amounts	As of	As of	As of
	March 31, 2026	December 31, 2025	March 31, 2025

Total Investments (1)	$6,192,901	$6,389,615	$6,955,011
Total Investments (2)	$6,302,465	$6,441,536	$6,901,364
Number of Portfolio Companies	89	91	114
Number of Industries	31	32	33

First Lien Debt	72.0%	71.4%	67.7%
Second Lien Debt	12.4%	12.7%	13.6%
Total Senior and Secured Debt	84.4%	84.1%	81.3%
Unsecured Debt	0.1%	0.1%	0.1%
Subordinated Structured Notes	—%	0.2%	5.9%
Equity Investments	15.5%	15.6%	12.7%
Total Investments (1)	100.0%	100.0%	100.0%

First Lien Debt	66.9%	67.0%	65.5%
Second Lien Debt	9.4%	9.9%	10.5%
Total Senior and Secured Debt	76.3%	76.9%	76.0%
Unsecured Debt	0.1%	0.1%	0.1%
Subordinated Structured Notes	0.1%	0.2%	4.2%
Equity Investments	23.5%	22.8%	19.7%
Total Investments (2)	100.0%	100.0%	100.0%

Non-Accrual Loans as % of Total Assets (2)	0.7%	0.7%	0.6%

(1)Calculated at cost.
(2)Calculated at fair value.

During the December 2025 and March 2026 quarters, investment originations (including follow on investments in existing portfolio companies) and repayments were as follows:

All amounts in $000’s	Quarter Ended	Quarter Ended
	March 31, 2026	December 31, 2025

Total Originations	$115,276	$80,434

Middle-Market	94.2%	100.0%
Real Estate	5.4%	—%
Other	0.4%	—%

Total Repayments and Sales	$222,242	$79,266

Originations, Net of Repayments and Sales	$(106,966)	$1,168

For additional disclosure see “Primary Origination Strategies” at the end of this release.

ARTIFICIAL INTELLIGENCE AND AUTOMATION INITIATIVES

Prospect, together with affiliates, and including portfolio company executives and external advisors, has a broad and deep cross-functional team that includes software and information technology engineers, portfolio company operations professionals, and other individuals focused on bringing best practice artificial intelligence (“AI”) and automation initiatives to both Prospect’s operations and that of its portfolio companies, especially those companies where Prospect holds not just senior secured debt but also equity, whereby Prospect can capture economic upside from profit enhancements (including both revenue increase projects as well as cost efficiency projects) in such businesses. Examples of portfolio company use cases include:

•First Tower using AI and machine learning to improve credit scoring and decisioning (further reducing loss rates and expanding approvals to additional creditworthy borrowers) and target pre-qualified prospects (with cross-sell and re-borrow opportunities) in addition to various ongoing AI projects designed to deploy customer service agents, automate collections communications, and detect fraud;

•Town & Country deploying AI across the business to drive both cost savings and growth. On cost, the company is using AI to research and dispute chargebacks with large retail customers and to automate support functions including order entry, accounts payable, and accounts receivable, as well as product design and setup. On growth, Town & Country is developing an AI-powered lead generation engine and sales agent to sell excess inventory. The company is also optimizing inventory and demand planning, progressing toward planner-less planning;

•InterDent executing on AI initiatives for diagnostic imaging patient treatment plans, clinician automatic credentialling, revenue cycle management collection improvement, recruiting (reducing time to fill), call center efficiency/effectiveness boosting, and other projects;

•Pacific World using AI for consumer insight testing for new product development, optimizing accounts receivable collections review and dispute processes, and other use cases in progress; and

•Ubique working on adopting AI for various use cases including: enhancing business to business sales via agentic outreach and market demographic analysis, unifying fragmented supply chain data, closing online content versus image gaps, creating accelerated customer quotes, planning benchmark competitive features and other projects.

“Prospect is actively assessing and implementing the best use cases for artificial intelligence and automation within our critical business processes, including both within our investment processes as well as at the portfolio company operational level,” said John Barry, Prospect Chairman and Chief Executive Officer. “We view AI as the most transformational game changer to come along in a generation, and we expect significant profit enhancing results within our businesses. Prospect has a long history of innovation and first to market accomplishments in the business development company industry, and our embracing of AI and automation is consistent with that innovative culture.”

CAPITAL AND LIQUIDITY

Our multi-year, long-term laddered and diversified historical funding profile over our more than 21 year history has included our current $2.1 billion revolver (aggregate commitments with 48 current lenders), program notes, institutional bonds, convertible bonds, listed preferred stock, and program preferred stock. We have retired multiple upcoming maturities, including repurchasing $35 million of our next institutional bond maturity, leaving $265.2 million due in November 2026.
On October 30, 2025, we successfully completed the institutional issuance of approximately $167.6 million in aggregate principal amount of senior unsecured 5.5% Series A Notes due 2030 (the "Notes"), which mature on December 31, 2030.

Our unfunded eligible commitments to portfolio companies aggregate approximately $27.7 million, of which $16.7 million is considered at our sole discretion, representing 0.4% and 0.3% of our total assets as of March 31, 2026, respectively.

	As of	As of
All amounts in $000’s	March 31, 2026	December 31, 2025
Net of Cash Debt to Total Assets Ratio	27.0%	28.2%
Net of Cash Debt to Total Equity Ratio(1)	37.6%	39.9%
% of Interest-Bearing Assets at Floating Rates	74.3%	75.3%
Unsecured Debt + Perpetual Preferred Equity as % of Total Debt + Perpetual Preferred Equity	88.0%	85.3%

Balance Sheet Cash + Undrawn Revolving Credit Facility Commitments	$1,752,375	$1,647,216

Unencumbered Assets	$4,177,553	$4,194,628
% of Total Assets	65.4%	64.2%

(1)Including our perpetual preferred stock as equity.

We currently have three separate unsecured debt issuances aggregating approximately $717.4 million outstanding, not including our program notes, with laddered maturities extending through December 2030. At March 31, 2026, $629.9 million of program notes were outstanding with laddered maturities through March 2052.
At March 31, 2026 our weighted average cost of unsecured debt financing was 4.71%.

We have raised significant capital from our existing perpetual preferred stock offering programs. The perpetual preferred stock provides Prospect with a diversified source of programmatic capital without creating scheduled amortization or maturity risk as we benefit from multiple perpetual preferred tranches.

DIVIDEND REINVESTMENT PLAN

We have adopted a dividend reinvestment plan (also known as our “DRIP”) that provides for reinvestment of our distributions on behalf of our shareholders, unless a shareholder elects to receive cash. On April 17, 2020, our board of directors approved amendments to the Company’s DRIP, effective May 21, 2020. These amendments principally provide for the number of newly-issued shares pursuant to the DRIP to be determined by dividing (i) the total dollar amount of the distribution payable by (ii) 95% of the closing market price per share of our stock on the valuation date of the distribution (providing a 5% discount to the market price of our common stock), a benefit to shareholders who participate.
HOW TO PARTICIPATE IN OUR DIVIDEND REINVESTMENT PLAN

Shares held with a broker or financial institution
Many shareholders have been automatically “opted out” of our DRIP by their brokers. Even if you have elected to automatically reinvest your PSEC stock with your broker, your broker may have “opted out” of our DRIP (which utilizes DTC’s dividend reinvestment service), and you may therefore not be receiving the 5% pricing discount. Shareholders interested in participating in our DRIP to receive the 5% discount should contact their brokers to make sure each such DRIP participation election has been made through DTC. In making such DRIP election, each shareholder should specify to one’s broker the desire to participate in the "Prospect Capital Corporation DRIP through DTC" that issues shares based on 95% of the market price (a 5% discount to the market price) and not the broker's own "synthetic DRIP” plan (if any) that offers no such discount. Each shareholder should not assume one’s broker will automatically place such shareholder in our DRIP through DTC. Each shareholder will need to make this election proactively with one’s broker or risk not receiving the 5% discount. Each shareholder may also consult with a representative of such shareholder’s broker to request that the number of shares the shareholder wishes to enroll in our DRIP be re-registered by the broker in the shareholder’s own name as record owner in order to participate directly in our DRIP.
Shares registered directly with our transfer agent
If a shareholder holds shares registered in the shareholder’s own name with our transfer agent (less than 0.1% of our shareholders hold shares this way) and wants to make a change to how the shareholder receives dividends, please contact our plan administrator, Equiniti Trust Company, LLC by calling (888) 888-0313 or by mailing Equiniti Trust Company LLC, PO Box 10027, Newark, New Jersey 07101.
EARNINGS CONFERENCE CALL
Prospect will host an earnings call on Friday, May 8, 2026 at 9:00 a.m. Eastern Time. Dial 888-338-7333. For a replay after May 8, 2026 visit www.prospectstreet.com or call 855-669-9658 with passcode 1182378.

PROSPECT CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(in thousands, except share and per share data)

	March 31, 2026	June 30, 2025

	(Unaudited)
Assets
Investments at fair value:
Control investments (amortized cost of $3,310,666 and $3,416,244, respectively)	$3,679,145	$3,696,367
Affiliate investments (amortized cost of $12,835 and $11,735, respectively)	36,438	27,057
Non-control/non-affiliate investments (amortized cost of $2,869,400 and $3,265,522, respectively)	2,586,882	2,950,092
Total investments at fair value (amortized cost of $6,192,901 and $6,693,501, respectively)	6,302,465	6,673,516
Cash and cash equivalents (restricted cash of $2,019 and $4,282, respectively)	34,586	50,788
Receivables for:
Interest, net	21,306	25,144
Other	3,363	1,642
Deferred financing costs on Revolving Credit Facility	15,304	18,842
Due from Prospect Administration	3,057	—
Derivative Assets, at fair value	1,951	—
Prepaid expenses	1,851	1,488
Due from Affiliate	57	125
Due from broker	32	33,393
Total Assets	6,383,972	6,804,938
Liabilities
Revolving Credit Facility	403,711	856,322
Public Notes (less unamortized discount and debt issuance costs of $11,466 and $6,556, respectively)	705,968	593,444
Prospect Capital InterNotes® (less unamortized debt issuance costs of $7,662 and $8,687, respectively)	622,284	638,545
Due to Prospect Capital Management	34,596	41,757
Dividends payable	22,271	28,836
Interest payable	18,350	15,116
Due to broker	3,109	5,639
Accrued expenses	3,071	3,490
Due to Prospect Administration	—	2,602
Other liabilities	3,213	515
Total Liabilities	1,816,573	2,186,266
Commitments and Contingencies
Preferred Stock, par value $0.001 per share (833,203,464 and 836,490,792 shares of preferred stock authorized; 70,150,332 and 70,915,937 issued and outstanding, respectively)	1,613,772	1,629,900
Net Assets Applicable to Common Shares	$2,953,627	$2,988,772
Components of Net Assets Applicable to Common Shares and Net Assets, respectively
Common stock, par value $0.001 per share (1,166,796,536 and 1,163,509,208 common shares authorized; 488,029,036 and 455,902,826 issued and outstanding, respectively)	488	456
Paid-in capital in excess of par	4,332,850	4,242,196
Accumulated other comprehensive income (loss)	(2,042)	—
Distributions in excess of earnings	(1,377,669)	(1,253,880)
Net Assets Applicable to Common Shares	$2,953,627	$2,988,772
Net Asset Value Per Common Share	$6.05	$6.56

PROSPECT CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2026	2025	2026	2025
Investment Income
Interest income (excluding payment-in-kind (“PIK”) interest income):
Control investments	$56,217	$60,584	$173,762	$170,352
Non-control/non-affiliate investments	66,855	75,874	220,192	257,943
Structured credit securities	—	3,272	—	11,505
Total interest income (excluding PIK interest income)	123,072	139,730	393,954	439,800
PIK interest income:
Control investments	12,847	8,915	37,131	42,509
Non-control/non-affiliate investments	4,208	10,611	10,484	30,360
Total PIK Interest Income	17,055	19,526	47,615	72,869
Total interest income	140,127	159,256	441,569	512,669
Dividend income:
Control investments	6,349	4,387	24,264	8,774
Affiliate investments	—	—	985	141
Non-control/non-affiliate investments	1,745	3,366	10,402	8,209
Total dividend income	8,094	7,753	35,651	17,124
Other income:
Control investments	322	416	1,068	15,799
Non-control/non-affiliate investments	1,524	3,291	5,405	6,898
Total other income	1,846	3,707	6,473	22,697
Total Investment Income	150,067	170,716	483,693	552,490
Operating Expenses
Base management fee	32,304	35,578	98,853	111,253
Income incentive fee	2,300	4,207	19,569	33,519
Interest and credit facility expenses	31,536	36,151	98,013	113,890
Allocation of overhead from Prospect Administration	5,523	5,318	16,570	16,734
Audit, compliance and tax related fees	498	583	1,158	2,383
Directors’ fees	150	150	450	450
Other general and administrative expenses	4,799	5,240	13,754	14,464
Total Operating Expenses	77,110	87,227	234,998	292,693
Reimbursement of Administration Expenses	(5,500)	—	(13,369)	—
Total Net Operating Expenses	71,610	87,227	234,998	292,693
Net Investment Income	78,457	83,489	248,695	259,797
Net Realized and Net Change in Unrealized Gains (Losses) from Investments
Net realized gains (losses)
Control investments	(49,442)	4	(114,811)	6,374
Non-control/non-affiliate investments	(29,671)	(63,184)	(107,496)	(216,577)
Net realized gains (losses)	(79,113)	(63,180)	(222,307)	(210,203)
Net change in unrealized gains (losses)
Control investments	37,058	(73,292)	88,356	(217,121)

PROSPECT CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(Unaudited) (Continued)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2026	2025	2026	2025
Affiliate investments	2,535	2,481	8,281	4,483
Non-control/non-affiliate investments	18,049	(90,058)	32,911	(112,078)
Net change in unrealized gains (losses)	57,642	(160,869)	129,548	(324,716)
Net Realized and Net Change in Unrealized Gains (Losses) from Investments	(21,471)	(224,049)	(92,759)	(534,919)
Net realized gains (losses) on extinguishment of debt	(86)	644	2,733	1,128
Net realized gains (losses) from derivative instruments and foreign currency transactions	(474)	—	(698)	—
Net change in unrealized gains (losses) from derivative instruments and foreign currency transactions	53	—	208	—
Net Increase (Decrease) in Net Assets Resulting from Operations	56,479	(139,916)	158,179	(273,994)
Preferred Stock dividends	(26,702)	(26,698)	(80,209)	(80,083)
Net gain (loss) on redemptions of Preferred Stock	(1,618)	(1,586)	(4,329)	(188)
Gain (loss) on Accretion to Redemption Value of Preferred Stock	(1,751)	(3,131)	(5,722)	(13,128)
Net Increase (Decrease) in Net Assets Resulting from Operations applicable to Common Stockholders	$26,408	$(171,331)	$67,919	$(367,393)

PROSPECT CAPITAL CORPORATION AND SUBSIDIARIES
ROLLFORWARD OF NET ASSET VALUE PER COMMON SHARE
(in actual dollars)

	Three Months Ended March 31,				Nine Months Ended March 31,
	2026		2025		2026		2025
Per Share Data(10)
Net asset value per common share at beginning of period	$6.21		$7.84		$6.56		$8.74
Net investment income	0.16		0.19		0.53		0.60
Net realized and change in unrealized gains (losses)(1)	(0.05)		(0.51)		(0.22)		(1.25)
Net increase (decrease) from operations(10)	0.11		(0.33)	(7)	0.31	(7)	(0.66)	(7)
Distributions of net investment income to preferred stockholders	(0.06)	(4)	(0.06)	(3)	(0.17)	(4)	(0.18)	(3)
Total distributions to preferred stockholders(10)	(0.06)		(0.06)		(0.17)		(0.18)
Net increase (decrease) from operations applicable to common stockholders	0.05		(0.39)		0.14		(0.84)
Distributions of net investment income to common stockholders	(0.14)	(4)	(0.14)	(3)	(0.41)	(4)	(0.45)	(3)(6)
Return of capital to common stockholders	—	(4)	—	(3)	—	(4)	(0.02)	(3)(6)
Total distributions to common stockholders	(0.14)		(0.14)		(0.41)		(0.47)
Effect of other comprehensive income(8)	—	(9)	—		—	(9)	—
Common stock transactions(2)	(0.08)		(0.08)		(0.25)		(0.21)
Net asset value per common share at end of period	$6.05	(7)	$7.25	(7)	$6.05		$7.25	(7)

(1)Realized gains (losses) is inclusive of net realized losses (gains) on investments, realized losses (gains) from extinguishment of debt, realized gains (losses) on derivative instruments and foreign currency transactions, and realized gains (losses) from the repurchases and redemptions of preferred stock.

(2)Common stock transactions include the effect of our issuance of common stock in public offerings (net of underwriting and offering costs), shares issued in connection with our common stock dividend reinvestment plan, common shares issued to acquire investments, common shares repurchased below net asset value pursuant to our Repurchase Program, and common shares issued pursuant to the Holder Optional Conversion of our 5.50% Preferred Stock and 6.50% Preferred Stock.

(3)Tax character of distributions is not yet finalized for the respective fiscal period and will not be finalized until we file our tax return for our tax year ending August 31, 2025.

(4)Tax character of distributions is not yet finalized for the respective fiscal period and will not be finalized until we file our tax return for our tax year ending August 31, 2026.

(5)Diluted net increase from operations applicable to common stockholders was $0.05 for the three months ended March 31, 2026. Diluted net decrease from operations applicable to common stockholders was $0.39 for the three months ended March 31, 2025. Diluted net increase from operations applicable to common stockholders was $0.14 for the nine months ended March 31, 2026. Diluted net decrease from operations applicable to common stockholders was $0.84 for the nine months ended March 31, 2025.

(6)The amounts reflected for the respective fiscal periods were updated based on tax information received subsequent to our Form 10-Q filing for March 31, 2025. Certain reclassifications have been made in the presentation of prior period amounts.

(7)Does not foot due to rounding.

(8)Effect of other comprehensive income is related to income/(loss) deemed attributable to instrument specific credit risk derived from changes in fair value associated with liabilities valued under the fair value option (ASC 825.)

(9)Effect is less than $0.01 per share.
(10)Per share data amount is based on the basic weighted average number of common shares outstanding for the year/period presented (except for dividends to stockholders which is based on actual rate per share).

INTERNAL RATE OF RETURN

Internal Rate of Return (“IRR”) is the discount rate that makes the net present value of all cash flows related to a particular investment equal to zero. IRR is gross of general expenses not related to specific investments as these expenses are not allocable to specific investments. Investments are considered to be exited when the original investment objective has been achieved through the receipt of cash and/or non-cash consideration upon the repayment of a debt investment or sale of an investment or through the determination that no further consideration was collectible and, thus, a loss may have been realized. Prospect’s gross IRR calculations are unaudited. Information regarding internal rates of return are historical results relating to Prospect’s past performance and are not necessarily indicative of future results, the achievement of which cannot be assured.

All track record data herein is as of 3/31/2026, unless otherwise noted. Middle-market lending track record segmentation by EBITDA represents EBITDA at the date of initial investment.

ANNUALIZED NET REALIZED LOSS RATE

Annualized net realized loss rate defined as realized gains/(losses) on investments as a percentage of total invested capital since inception, divided by the number of years since inception for the respective investments. Numbers may not add up to precise totals due to rounding.

PRIMARY ORIGINATION STRATEGIES

Our primary investment strategy is investing in private, middle-market companies in the U.S. in need of capital for refinancings, acquisitions, capital expenditures, growth initiatives, recapitalizations and other purposes. Typically, we focus on making investments in middle-market companies with annual revenues of less than $750 million and enterprise values of less than $1 billion. These private, middle-market companies are primarily owned by private equity funded and independent sponsors or us, as well as by a portfolio company’s management team, founder(s), or other investors. Our typical investment involves a senior and secured loan of less than $250 million.
Our investments in senior and secured loans are generally senior debt instruments that rank ahead of unsecured debt and equity of a given portfolio company. These loans also have the benefit of security interests on assets of the applicable portfolio company, which often rank ahead of any other security interests. We also make equity and equity-linked investments with capital-appreciation potential (such as senior and secured convertible debt, preferred equity, common equity and warrants).
We also invest a lesser amount of our assets in senior and secured debt and controlling equity positions in real estate investment trusts (“REIT” or “REITs”). The real estate investments of National Property REIT Corp. (“NPRC”) are in various classes of developed and occupied real estate properties that generate current yields, including multi-family properties and other tenant-diversified properties; historically, NPRC made investments in structured credit (primarily debt tranches). We historically invested in structured credit (primarily equity tranches).
We may also invest in other strategies and opportunities from time to time that the Investment Adviser views as attractive. The Investment Adviser may continue to evaluate other origination strategies in the ordinary course of business with no specific top-down allocation to any single origination strategy.
We directly originate the significant majority of our investments through our long-term relationships with private equity funded and independent sponsors, financial intermediaries, and management teams, as well as other sources. We seek to maximize returns, including both current yield and capital-appreciation potential, and minimize risk for our investors by applying rigorous credit and other analyses and cash-flow and asset-based lending techniques to originate, close, and monitor our investments.
We are consistently pursuing multiple investment opportunities. There can be no assurance that we will successfully consummate any investment opportunity we pursue. If any of these opportunities are consummated, there can be no assurance that investors will share our view of valuation or that any assets acquired will not be subject to future write downs, each of which could have an adverse effect on our stock price.

MIDDLE MARKET LENDING PORTFOLIO COMPANY EBITDA AND CASH INTEREST COVERAGE

Middle Market Lending Portfolio Company Cash Interest Coverage (“Middle Market Portfolio Cash Interest Coverage”) provide clarity into the underlying capital structure of PSEC’s middle-market loan portfolio investments and the likelihood that such portfolio will make interest payments and repay principal. Investments in real estate, subordinated structured notes, and equity (for which principal repayment is not fixed) and for which EBITDA is not available, negative or de minimis are not included in the calculations.

Middle Market Portfolio Cash Interest Coverage reflects the simple average cash interest coverage of each of PSEC’s middle-market loan portfolio investments. The cash interest coverage for each middle-market loan portfolio investment is calculated based on the portfolio company’s cash interest and adjusted EBITDA.

Middle Market Portfolio Cash Interest Coverage generally indicates a portfolio company’s ability to make interest payments and repay principal. Adjusted EBITDA provides PSEC with insight into profitability and scale of the portfolio companies within PSEC's middle-market loan portfolio.

These calculations include addbacks and adjustments that are often negotiated and documented in the applicable investment documents, including but not limited to transaction costs, share-based compensation, management fees, foreign currency translation adjustments, and nonrecurring transaction expenses. Consumer finance companies are adjusted to treat third-party receivables financing as a cost of goods sold (rather than financing) because consumer finance companies typically rely on such financing to fund their lending activities.

Middle Market Portfolio Cash Interest Coverage assist PSEC in assessing the likelihood that PSEC will timely receive interest and principal payments. However, these calculations are not meant to substitute for an analysis of PSEC’s underlying portfolio company debt investments, but to supplement such analysis.

About Prospect Capital Corporation

Prospect is a business development company that primarily lends to and invests in middle market privately-held companies. Prospect’s investment objective is to generate both current income and long-term capital appreciation.

Prospect has elected to be treated as a business development company under the Investment Company Act of 1940. Prospect has elected to be treated as a regulated investment company under the Internal Revenue Code of 1986.

Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, whose safe harbor for forward-looking statements does not apply to business development companies. Any such statements, other than statements of historical fact, are highly likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under our control, and that we may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from any forward-looking statements. Such statements speak only as of the time when made, and we undertake no obligation to update any such statement now or in the future.

For additional information, contact:
Grier Eliasek, President and Chief Operating Officer
grier@prospectcap.com
Telephone (212) 448-0702